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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OR THE SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported): March 17, 1997



                          FPA MEDICAL MANAGEMENT, INC.
             (Exact name of registrant as specified in its charter)


Delaware                             0-24276                    33-0604264
(State of other jurisdiction         (Commission              (IRS Employer
of incorporation)                    File Number)          Identification No.)


                                3636 Nobel Drive
                                   Suite 200
                          San Diego, California 92122
              (Address of principal executive offices) (Zip Code)

                                 (619)453-1000
              (Registrant's telephone number, including area code)


                                 Not Applicable
         (Former name or former address, if changed since last report)
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Item 2.  Acquisition of Disposition of Assets.

         On March 17, 1997, the Registrant consummated the merger (the "Merger") of a wholly owned subsidiary of the Registrant ("Merger Sub"), with and into AHI Healthcare Systems, Inc., a Delaware corporation ("AHI"), pursuant to an Agreement and Plan of Merger entered into as of November 8, 1996 as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of February 5, 1997 (the "Merger Agreement"). Pursuant to the Merger Agreement, AHI became a wholly owned subsidiary of the Registrant and each outstanding share of AHI common stock was converted into approximately .391 of a share of the Registrant's common stock. The shares of the Registrant's common stock issued to the AHI shareholders were registered on a Registration Statement on Form S-4 filed under the Securities Act of 1933, as amended, which was declared effective on February 13, 1997. The Registrant will utilize its working capital to fund the cash portion of the consideration representing payment for fractional shares.

Item 7.  Financial Statements, Pro Forma Financial Information Exhibits

(a) AHI's financial statements for the fiscal years ended 1994 and 1995 (incorporated by reference to Registrant's Registration Statement on Form S-4 filed on February 13, 1997). At the time of filing of this Form 8-K, it was impracticable to provide AHI's financial statements for the fiscal year ended 1996. Such financial statements will be provided in an amended Form 8-K to be filed not later than 60 days after the date on which the filing of this Form 8-K was required.

(b) At the time of filing of this Form 8-K, it was impracticable to provide pro-forma financial statements for the Merger. Such financial statements will be provided in an amended Form 8-K to be filed not later than 60 days after the date on which the filing of this Form 8-K was required.

(c)   Exhibits.

      2.1 Agreement and Plan of Merger dated as of November 8, 1996 by and among FPA Medical Management, Inc., FPA Acquisition Corp. and AHI Healthcare Systems, Inc., as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of February 5, 1997 (incorporated by reference to Registrant's Registration Statement on Form S-4 filed on February 13, 1997).




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.



                                           FPA MEDICAL MANAGEMENT, INC.


                                           By: /s/ James A. Lebovitz
                                               ---------------------
Date: March 25, 1997                       Title: Senior Vice President,
                                                  General Counsel and Secretary